Exhibit 10.16

PRIVATE & CONFIDENTIAL
3 December 2010

BETWEEN

FAME BRILLIANT GROUP LIMITED
(Chargor)

AND

PHILLIP VENTURES ENTERPRISE FUND 2 LTD
(Chargee)

DEED OF CHARGE

KHATTARWONG

Partnership in Practice

80 Raffles Place,
#25-01 UOB Plaza 1, Singapore 048624
Tel: 65-6535 6844 / Fax 65-6534 4892
Email kwp@khattarwong.com

THIS DEED dated 3 December 2010 is made by FAME BRILLIANT GROUP LIMITED (Company Registration No. 1462170) a corporation incorporated under the laws of the British Virgins Islands with its registered office at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (the “Chargor”) IN FAVOUR OF PHILLIP VENTURES ENTERPRISE FUND 2 LTD. (Company Registration No. 200609453C), a company incorporated in Singapore with its registered address at 250 North Bridge Road, #06-00 Raffles City Tower, Singapore 179101 (the “Chargee”) (the Chargor and the Chargee shall be collectively termed, the “Parties”, and each, a “Party”).

WHEREAS:

(A)                               By a convertible loan agreement dated 24 December 2008 amongst Fast Boost Holding Limited as borrower; the Chargee as lender; and the Chargor, Hong Jinshan and Or Siu Fong as warrantors, the Chargee extended a loan of an initial maximum sum of S$4.0 million. This agreement has since been supplemented, varied and modified and the agreement as supplemented, varied and modified shall be termed the “First CLA”.

(B)                               By a convertible loan agreement dated 15 January 2010 amongst Fast Boost Holding Limited as borrower; the Chargee as lender; and the Chargor, Hong Jinshan and Or Siu Fong as warrantors, the Chargee extended a further loan of S$4.0 million to Fast Boost. This agreement has since been supplemented, varied and modified and the agreement as supplemented, varied and modified shall be termed the “Second CLA”). (The First CLA and the Second CLA shall collectively be termed, the “Convertible Loan Agreements”).

(C)                               Pursuant to the First CLA, the Chargor executed and delivered a deed of charge to the Chargee on 24 December 2008. Pursuant to the Second CLA, the Chargor executed and delivered a supplemental deed of charge to the Chargee on 22 January 2010 to vary the deed of charge. The deed of charge, as supplemented, varied or modified by the supplemental deed of charge, shall be termed the “First Deed of Charge”.

(D)                               The First Deed of Charge has been discharged by a deed of discharge dated 29 September 2010.

(E)                                In consideration of the Chargee agreeing to the extension of the Maturity Date (as defined in the Convertible Loan Agreements), the Chargor executes and delivers this Charge to the Chargee.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

“Charged Portfolio”	means the Charged Shares and the Related Assets;

“Charged Shares”	means 15,408 ordinary shares in the capital of Zuoan Fashion Limited, a company incorporated in the Cayman Islands, of par value USD$0.01 each charged by the Chargor in favour of the Chargee;

“Collateral Rights”	means all rights, powers and remedies of the

Chargee or any of them provided by this Deed or by law;

“Escrow Agent”	means KhattarWong;

“Related Assets”

means all dividends, interest and other monies paid or payable in respect of the Charged Shares and all other rights, benefits and proceeds in respect of or derived from the Charged Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise);

“Sale Event”	means any of the following events:

(a) the default by the Borrower or the Warrantors in the due performance of any material obligation under the Convertible Loan Agreements and such default is not remedied within 7 days of it arising;

(b)

any step is taken by any person towards the bankruptcy or liquidation of any of the Borrower or the Warrantors or for the appointment of a receiver, trustee, administrator, agent or similar officer of any of them or over any part of their respective assets; or

(c) any applicable law or regulation makes it illegal for the Chargee to continue to perform any of its obligations under this Deed; and

“Secured Obligations”

means all obligations which the Chargor, the Founders and/or the Borrower may at any time have to the Chargee under or pursuant to the Convertible Loan Agreements including payment obligations for all sums (whether principal, interest, costs, fees, expenses or otherwise) which are or at any time may be or become due and owing whether present or future, actual or contingent (and whether incurred jointly or severally and whether as principals or as sureties or in some other capacity).

1.2                               INTERPRETATION

In this Deed:

(a)                            save as expressly defined, capitalised terms defined in the Convertible Loan Agreements shall have the same meaning when used in the Deed;

(b)                            the provisions of Clause 1 of the Convertible Loan Agreements shall also apply to this Deed as if expressly set out herein (mutatis mutandis) with each reference to the Convertible Loan Agreements being deemed to be a reference to this Deed; and

(c)                             any reference to the “Chargor” shall be construed so as to include its (and any subsequent) successors.

2.                                      COVENANT AND CHARGE

2.1                               In consideration of the Chargee agreeing to the extension of the Maturity Date, the Chargor shall, on demand of the Chargee, discharge and pay to the Chargee (when due and payable) the Secured Obligations.

2.2                               The Chargor CHARGES the Charged Portfolio, as beneficial owner and BY WAY OF FIRST FIXED CHARGE, in favour of the Chargee, and HOLDS the same unto the Chargee its present and future rights, title and interest in and to the Charged Portfolio, in each case for the continuing security for the payment and discharge of all of the Secured Obligations.

3.                                      DEPOSIT OF CERTIFICATES

3.1                               The Chargor shall, on the date of this Deed or on such other date as the Chargee may agree, deposit (or procure to be deposited) with the Escrow Agent:

(a)                                 all certificates and other documents of title to the Charged Shares;

(b)                                 share transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Charged Shares;

(c)                                  signed and dated directors’ and shareholders’ resolutions of the Borrower in form and substance acceptable to the Chargee, approving, inter alia, the appointment of the Escrow Agent and the escrow arrangement contemplated by this Clause 4; and

(d)                                 within 7 days of the occurrence of a Sale Event (or such later date as the Chargee may agree), written resolutions of the directors of the Borrower approving the transfer of the Charged Shares to the Chargee, its nominee or any purchaser of the Charged Portfolio.

3.2                               The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Escrow Agent of (a) all certificates and other documents of title representing such Related Assets; and (b) such share transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Chargee may request.

3.3                               The Escrow Agent shall be appointed by the Chargee and the Chargor and shall hold the documents listed in Clauses 4.1 and 4.2 on the terms and subject to such conditions as set out in the escrow agreement to be entered into between the Chargee and Chargor.

4.                                      VOTING RIGHTS AND DIVIDENDS

4.1                               Prior to the occurrence of a Sale Event, the Chargor shall be entitled to with the consent of the Chargee (such consent being revocable at the discretion of the Chargee) exercise all voting rights in relation to the Charged Portfolio provided that the Chargor shall not exercise such voting rights in any manner or otherwise permit or agree to any (i) variation of the rights attaching to or conferred by all or any part of the Charged Portfolio, or (ii) increase in the issued share capital of the Borrower which in the opinion of the Chargee would prejudice the validity or enforceability of, the value of, or the ability of the Chargee to realise, the security created by this Deed or which may cause a Sale Event to occur.

4.2                               Upon the occurrence of a Sale Event, the Chargee may at their discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

(a)                                 exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio;

(b)                                 apply all dividends, interest and other monies arising from the Charged Portfolio as though they were the proceeds of sale under this Deed;

(c)                                  transfer the Charged Portfolio into the name of such nominee(s) of the Chargee as they shall require; and

(d)                                 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio, and the right, in relation to Zuoan Fashion Limited, a company incorporated in the Cayman Islands to concur or participate in:

(i)                                     the reconstruction, amalgamation, sale or other disposal of Zuoan Fashion Limited, a company incorporated in the Cayman Islands or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

(ii)                                  the release, modification or variation of any rights or liabilities attaching to the Charged Portfolio, and

(iii)                               the exercise, renunciation or assignment of any right to subscribe for the Charged Portfolio,

in each case in such manner and on such terms as the Chargee may think fit, and the proceeds of any such action shall form part of the Charged Portfolio.

5.                                      FURTHER ASSURANCE

5.1                               The Chargor shall promptly execute all documents (including transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Charged Portfolio to the Chargee or his nominee(s)) that the Chargee may reasonably specify for the purpose of (a) exercising the Collateral Rights; or (b) securing and perfecting their security over or title to all or any part of the Charged Portfolio.

5.2                               At any time after the occurrence of a Sale Event, the Chargor shall upon demand by the Chargee (a) procure the transfer of the Charged Portfolio into the name of the Chargee or their nominee(s), agents or such purchasers as they shall direct, and (b) execute all documents and do all other things that the Chargee may require to facilitate the realisation of the Charged Portfolio.

6.                                      DELEGATION

The Chargee may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons or fluctuating body of persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Deed in relation to the Charged Portfolio or any part thereof and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Chargee may think fit and the Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate unless such loss or damage is caused by the gross negligence, fraud or wilful misconduct of the delegate or sub-delegate.

7.                                      POWER OF ATTORNEY

The Chargor, by way of security, irrevocably appoints the Chargee jointly and every delegate or sub-delegate thereof to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any stock transfer forms and other instruments of transfer) and do all things that the Chargee may consider to be necessary for (a) carrying out any obligation imposed on the Chargor under this Deed or (b) exercising any of the rights conferred on the Chargee by this Deed or by law (including, after the security constituted hereby has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Portfolio), and (subject to Clause 5.1(b)) including conferring full voting rights on the Chargee, their delegates, sub-delegates or nominees in respect of the Charged Portfolio. The Chargor shall ratify and confirm all things done and all documents executed by the Chargee in the exercise or purported exercise of that power of attorney.

8.                                      POWER OF SALE

8.1                               After the occurrence of a Sale Event, the Chargee shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks fit). The Chargee shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations, in accordance with the provisions of the Convertible Loan Agreements.

8.2                               The Chargee may exercise the power of sale conferred on mortgagees by all applicable laws (as varied and extended by this Deed) free from the restrictions imposed under such applicable laws. The security created by this Deed shall become immediately enforceable and the power of sale and other powers conferred under all applicable laws and/or this Deed shall arise and may be immediately exercised after the occurrence of a Sale Event.

8.3                               The powers conferred by this Deed in relation to the Charged Portfolio or any part thereof on the Chargee shall be in addition to and not in substitution for the powers conferred on mortgagees under all applicable laws, which shall apply to the security created by this Deed except insofar as they are expressly or impliedly excluded. Where there is any ambiguity or conflict between the powers contained under all applicable laws and those conferred by this Deed or where the powers or protections in this Deed are more extensive or less restricted than those provided under all applicable laws, then the terms of this Deed shall prevail to the extent permitted by law.

8.4                               A certificate in writing by the Chargee or any agent or nominee(s) of the Chargee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Portfolio. No person dealing with the Chargee or with any such delegate or sub-delegate as aforesaid shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Deed in relation to such property or any part thereof are or may be exercisable by the Chargee or by any such delegate or sub-delegate or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers.

9.                                      CHARGOR’S OBLIGATIONS

9.1                               The obligations of the Chargor and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

(a)                                 any winding-up, dissolution, judicial management, administration or reorganisation of or other change in the Borrower or any other company, corporation, partnership or other person;

(b)                                 any of the obligations of any person in respect of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

(c)                                  any time or other indulgence being granted to the Borrower, the Chargor, the Warrantors or any other company, corporation, partnership or other person;

(d)                                 any amendment, variation, waiver or release of any of the obligations of any person in respect of the Secured Obligations;

(e)                                  any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

(f)                                   any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor under this Deed.

10.                               EFFECTIVENESS OF COLLATERAL

10.1                        The collateral constituted by this Deed and the Collateral Rights shall be cumulative, in addition to and independent of, and not exclusive of every other security which the Chargee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Chargee over the whole or any part of the Charged Portfolio shall merge into the collateral hereby constituted.

10.2                        The collateral constituted by this Deed and the Collateral Rights shall rank and will at all times rank ahead of any other present or future security on or over the Charged Portfolio or any part thereof.

10.3                        This Deed shall remain in full force and effect as a continuing arrangement and no part of the Charged Portfolio shall be redeemable unless and until the Chargee discharges it and shall not cease by reason of any partial payment or satisfaction of all or any of the Secured Obligations or for any other reason. However, if the obligations of the Chargor under this Deed cease to be continuing for any reason, the liability of the Chargor at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the Secured Obligations.

10.4                        No failure to exercise, or delay in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right. Any waiver or consent given by the Chargee under this Deed shall be in writing and may be given subject to such conditions as the Chargee may impose. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

10.5                        The Chargee shall not be obliged to make any demand of any person, to take any action or obtain judgment in any court against any person or to make or file any proof or claim in a liquidation or insolvency of any person or to enforce or seek to enforce any other security in respect of the Secured Obligations before exercising any Collateral Right.

10.6                        So long as the Chargor is under any actual or contingent obligation in respect of the Secured Obligations, the Chargor shall not exercise any right which it may at any time have, by reason of the performance of its obligations under this Deed, to be indemnified by any person or to claim any contribution from any other person or to take the benefit

(whether by subrogation or otherwise) of any right, entitlement, interest or remedy which the Chargee may hold in relation to the Secured Obligations.

10.7                        The Chargor will not accept or permit to subsist any collateral from any person or any other person in respect of any rights the Chargor may have arising out of this Deed. If, despite the foregoing, any such collateral shall be accepted or subsisting, the Chargor acknowledges that the Chargor’s rights under such collateral shall be held on trust for the Chargee.

10.8                        Any settlement or discharge under this Deed shall be conditional upon no security or payment to the Chargee by or on behalf of the Chargor or any other person being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

10.9                        If the Chargee receives a payment that is insufficient to discharge all the amounts then secured by this Deed, such amounts then being due and payable by the Borrower, the Chargee shall apply such payments as are received in such order as the Chargee may in their sole discretion determine.

11.                               UNCONDITIONALITY OF SECURITY

The security created by this Deed shall not be discharged or affected by (a) any time, indulgence, concession, waiver or consent at any time given to the Chargor, any of the Parties or any other person, (b) any amendment to any of the Convertible Loan Agreements or any other agreement, security, guarantee, indemnity, right, remedy or lien, (c) the making or absence of any demand on the Chargor, any of the Parties or any other person for payment, (d) the enforcement or absence of enforcement of any of the Convertible Loan Agreements or any other agreement, security, guarantee, indemnity, right, remedy or lien, (e) the taking, existence, discharge or release of the Convertible Loan Agreements or any other agreement, security, guarantee, indemnity, right, remedy or lien, (f) the insolvency, dissolution, bankruptcy, disability, incapacity, winding up, amalgamation, reconstruction or reorganisation or change in constitution of the Chargor, any of the Parties or any other person, (g) the irregularity, illegality, invalidity or unenforceability of or any defect in any provision of any of the Convertible Loan Agreements or any other agreement, security, guarantee, indemnity, right, remedy or lien, or any of the obligations of any of the parties thereunder, (h) any change in the constitution of the Chargor whether by way of amalgamation, consolidation, reconstruction or otherwise, (i) any failure of the Chargee to perform its obligations under the Convertible Loan Agreements in accordance with the terms thereof, or (i) any other matter or thing whatsoever.

12.                               COSTS, EXPENSES AND LIABILITY

12.1                        The Chargor shall, on demand of the Chargee, reimburse the Chargee on a full indemnity basis for all costs and expenses (including legal fees, stamp duties and any goods and services or value added tax) incurred in connection with (a) the execution of this Deed or otherwise in relation to it, (b) the perfection or enforcement of the collateral constituted by this Deed or (c) the exercise of any Collateral Right.

12.2                        None of the Chargee, their nominee(s) or any receiver appointed pursuant to this Deed shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part.

13.                               SUCCESSORS

References to the Chargee or any of them shall be deemed to include any assignee or successor-in-title of the Chargee or any of them and any person who, under the laws of their domicile, has assumed the rights and obligations of the Chargee under this Deed or to which, under such laws, those rights and obligations have been transferred.

14.                               RELEASE OF SECURITY

Upon the Secured Obligations being irrevocably discharged in full and the Chargee not being under any further actual or contingent obligation under the Convertible Loan Agreements, the Chargee shall, at the request and cost of the Chargor, release and cancel the security constituted by this Deed.

15.                               PARTIAL INVALIDITY

If at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired.

16.                               NOTICE

The notice provisions of Clause 16 of the First Agreement shall apply to this Deed.

17.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

18.                               GOVERNING LAW AND JURISDICTION

18.1                        This Deed shall be governed by and construed in accordance with the laws of the Republic of Singapore.

18.2                        Each of the Parties irrevocably agrees to submit to the non-exclusive jurisdiction of the courts of Singapore.

18.3                        In relation to any legal action or proceedings arising out of or in connection with this Deed (“Proceedings”), the Chargor irrevocably and unconditionally submits to the jurisdiction of the courts of Singapore and waives any objection to Proceedings in any such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum or similar grounds.

IN WITNESS WHEREOF this Deed has been executed as a deed by the Chargor and is intended to be and is hereby delivered by the Chargor as a deed on the date specified above.

THE CHARGOR

The Common Seal of	)
FAME BRILLIANT GROUP LIMITED	)	[SEAL]
was hereunto affixed in the presence of:-)

/s/ Or Siu Fong
Name: Or Siu Fong
Director

/s/ Or Siu Fong
Name: Or Siu Fong
Director/Secretary